Exhibit 16.1

October 14, 2005

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	The Reserve Petroleum Company
File No. 000-8157

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of The Reserve Petroleum Company dated October 14, 2005, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP